EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SteelCloud, Inc. (the “Company”) on Form 10-Q for the quarter ended April 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven Snyder, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1.           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented therein.

Date: June 21, 2010	By:	/s/ Steven Snyder

Name: Steven Snyder

Title: Chief Executive Officer, Principal Accounting Officer, and Controller